Registration No. 333-________

            As filed with the Securities and Exchange
                 Commission on December 15, 1997

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                 Granite State Bankshares, Inc.
     (Exact Name of Registrant as Specified in its Charter)

     New Hampshire                     02-0399222
(State of Incorporation)          (IRS Employer Identification No.)


                         122 West Street
                   Keene, New Hampshire 03431
            (Address of Principal Executive Offices)

   Peterborough Savings Bank 1993 Incentive Stock Option Plan
      Peterborough Savings Bank 1993 Stock Option Plan for
                        Outside Directors
          Primary Bank 1995 Incentive Stock Option Plan
    Primary Bank 1995 Stock Option Plan for Outside Directors
                    (Full Title of the Plans)


                           Copies to:
          Charles W. Smith                   John J. Gorman, Esquire
President and Chief Executive Officer        Edward A. Quint, Esquire
   Granite State Bankshares, Inc.      Luse Lehman Gorman Pomerenk & Schick
           22 West Street                    A Professional Corporation
    Keene, New Hampshire 03431            5335 Wisconsin Ave., N.W., #400
           (603) 352-1600                     Washington, D.C.  20015
                                                  (202) 274-2000
   (Name, Address and Telephone
    Number of Agent for Service)


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933 check the following box. /X/

                 CALCULATION OF REGISTRATION FEE


 Title of                                Proposed           Proposed
Securities             Amount             Maximum            Maximum          Amount of
   to be                to be          Offering Price        Aggregate      Registration
Registered           Registered(1)        Per Share        Offering Price        Fee

Common Stock, par    134,982 shares(2)   $8.65(3)          $1,167,595          $345
value $.01 per share
Common Stock, par
value $.01 per share  71,165 shares(4)   $9,85(3)          $  700,976          $207
Common Stock, par
value $.01 per share  63,678 shares(5)   $10.89(3)         $  693,454          $205
Common Stock, par
value $.01 per share  19,563 shares(6)   $11.08(3)         $  216.759          $ 64

        Total        289,388 shares                        $2,778,784          $821


______________
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Peterborough Savings Bank 1993 Incentive Stock Option Plan (the "1993 Incentive Plan"), the Peterborough Savings Bank 1993 Stock Option Plan for Outside Directors (the "1993 Directors Plan"), the Primary Bank 1995 Incentive Stock Option Plan (the "1995 Incentive Plan") and the Primary Bank 1995 Stock Option Plan for Outside Directors (the "1995 Directors Plan," and collectively, the "Plans") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to 17 C.F.R. Section 230.416(a).

(2) Represents the number of shares currently reserved for issuance pursuant to the 1995 Incentive Plan.

(3) Determined by the exercise price of the options pursuant to 17 C.F.R. Section 230.457(h)(1).

(4) Represents the number of shares currently reserved for issuance pursuant to the 1993 Directors Plan.

(5) Represents the number of shares currently reserved for issuance pursuant to the 1995 Incentive Plan.

(6) Represents the number of shares currently reserved for issuance pursuant to the 1995 Directors Plan.

    This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. Section 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and
Employee Plan Annual Information

    This Registration Statement relates to the registration of
(i) 134,982 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1993 Incentive Plan; (ii) 71,165 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1993 Directors Plan; (iii) 63,678 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1995 Incentive Plan; and (iv) 19,563 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1995 Directors Plan. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the 1993 Incentive Plan, the 1993 Directors Plan, the 1995 Incentive Plan, and the 1995 Directors Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

    All documents filed by the Company pursuant to Sections
13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    The following documents filed or to be filed with the Commission are incorporated by reference in this Registration
Statement:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the SEC on March 27, 1996.

    (b)(1) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the SEC on May 14, 1997.

    (b)(2) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed with the SEC on August 13, 1997.

    (b)(3) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the SEC on November 13, 1997.

    (c) The description of the Common Stock contained in the Registration Statement on Form S-1 originally filed by the Company under the Securities Act of 1933 with the SEC on April
18, 1996.

Item 4.  Description of Securities

    Not applicable.

Item 5.  Interests of Named Experts and Counsel

    None.

Item 6.  Indemnification of Directors and Officers

    Article VI of the Registrant's Bylaws provides for the following indemnification for Directors and Officers:

    To the fullest extent permitted by New Hampshire law, the Company shall indemnify each director and officer of the Company (and his heirs, executors and administrators) against all expenses and liabilities reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason or his or her being or having been a director or officer of the Company (whether or not he or she continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements. The Company shall not, however, indemnify such director or officer with respect to matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been liable for willful miscouduct in the performance of his or her duties as such director or officer. In the event that a settlement or compromise is effected, indemnification may be had only if the board of directors shall have determined that such settlement or compromise is in the best interests of the Company and that such director or officer is not liable for willful misconduct in the performance of his or her duties with respect to such matters, and if the board of directors shall have adopted a resolution approving such settlement or compromise. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

    The Company also maintains liability insurance for its officers and directors.

Item 7.  Exemption From Registration Claimed.

    Not applicable.

Item 8.  List of Exhibits.

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

    4.1  Peterborough Savings Bank 1993 Incentive Stock Option
         Plan.

    4.2  Peterborough Savings Bank 1993 Stock Option  Plan for
         Outside Directors.

    4.3  Primary Bank 1995 Incentive Stock Option Plan.

    4.4  Primary Bank 1995 Stock Option Plan for
         Outside Directors.

    5    Opinion of Luse Lehman Gorman Pomerenk & Schick, A
         Professional Corporation as to the legality of the Common Stock registered hereby.

    23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A
         Professional Corporation (contained in the opinion included as Exhibit 5).

    23.2 Consent of Grant Thornton LLP.

Item 9.  Undertakings

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1993 Incentive Plan, the 1993 Directors Plan, the 1995 Incentive Plan and the 1995
Directors Plan; and

    4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          EXHIBIT INDEX


Exhibit
Number        Description

   4.1        Peterborough Savings Bank 1993 Incentive Stock
              Option Plan.

   4.2 Peterborough Savings Bank 1993 Stock Option Plan for Outside Directors.

   4.3        Primary Bank 1995 Incentive Stock Option Plan.

   4.4        Primary Bank 1995 Stock Option Plan for
              Outside Directors.

   5               Opinion of Luse Lehman Gorman Pomerenk & Schick, A
              Professional Corporation as to the legality of the Common Stock registered hereby.

   23.1       Consent of Luse Lehman Gorman Pomerenk & Schick, A
              Professional Corporation (contained in the opinion included as Exhibit 5).

   23.2       Consent of Grant Thornton LLP.

                           SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Keene, State of New Hampshire, on this 15th day of December, 1997.

                             Granite State Bankshares, Inc.


                             By:  /s/ Charles W. Smith
                                  ------------------------------
                                  Charles W.  Smith, President
                                    and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By: /s/ Charles W. Smith          By:  /s/ William G. Pike
    -------------------------          -------------------------
    Charles W. Smith                   William G. Pike
    President and Chief Executive      Executive Vice President
    Officer (Principal Executive       and Chief Financial
    Officer) and Chairman of the       Officer (Principal
    Board                              Financial and
                                       Accounting Officer)

    Date:  December 15, 1997           Date:  December 15, 1997



By: /s/ David M. Bartley          By:  /s/ Christopher J. Flynn
    -------------------------          -------------------------
    David M. Bartley,                  Christopher J. Flynn,
    Director                           Director

    Date:  December 15, 1997           Date:  December 15, 1997


By: /s/ Philip M. Hamblet         By:  /s/ David J. Houston
    -------------------------          -------------------------
    Philip M. Hamblet,                 David J. Houston,
    Director                           Director

    Date:  December 15, 1997           Date:  December 15, 1997


By: /s/ James L. Koontz           By:  /s/ Forrest D. McKerley
    -------------------------          -------------------------
    James L. Koontz,                   Forrest D. McKerley,
    Director                           Director

    Date:  December 15, 1997           Date:  December 15, 1997


By:                               By:  /s/ William Smedley
    -------------------------          -------------------------
    Jane B. Reynolds,                  William Smedley,
    Director                           Director

    Date:                              Date:  December 15, 1997


By: /s/ C. Robertson Trowbridge   By:  /s/ James C. Wirths, III
    -------------------------          -------------------------
    C. Robertson Trowbridge,           James C. Wirths, III,
    Director                           Director

    Date:  December 15, 1997           Date:  December 15, 1997